CROSS COUNTRY HEALTHCARE ANNOUNCES FOURTH QUARTER AND FULL YEAR
2025 FINANCIAL RESULTS

BOCA RATON, Fla., March 4, 2026--Cross Country Healthcare, Inc. (the “Company,” “Cross Country,” “we,” “us,” and “our”) (Nasdaq: CCRN) today announced financial results for its fourth quarter and full year ended December 31, 2025.

SELECTED FINANCIAL INFORMATION:

Dollars are in thousands, except per share amounts	Q4 2025	Variance Q4 2025 vs Q4 2024		Variance Q4 2025 vs Q3 2025		Full Year 2025	Variance 2025 vs 2024
Revenue	$236,761	(24)%		(5)%		$1,054,293	(22)%
Gross profit margin*	20.3%	30	bps	(10)	bps	20.3%	(10)	bps
Net loss attributable to common stockholders	$(82,929)	(2,110)%		(1,637)%		$(94,852)	(552)%
Diluted EPS	$(2.56)	$(2.44)		$(2.41)		$(2.93)	$(2.49)
Adjusted EBITDA*	$4,067	(56)%		(38)%		$26,801	(45)%
Adjusted EBITDA margin*	1.7%	(130)	bps	(90)	bps	2.5%	(120)	bps
Adjusted EPS*	$(0.06)	$(0.10)		$(0.09)		$0.02	$(0.44)
Cash flows provided by operations	$18,239	(25)%		(9)%		$48,251	(60)%
* Represents amounts that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP) and are referred to as non-GAAP measures. Please refer to the accompanying discussion below of how these non-GAAP financial measures are calculated and used under “Non-GAAP Financial Measures” and the tables reconciling these measures to the closest GAAP measure.

Fourth Quarter and Full Year Business Highlights

•735 facilities, over 5,900 users, and 5.7 million hours processed in 2025 with Intellify®
• 95% of MSP and vendor neutral clients are now live on Intellify®
•Continued positive cash flow from operations for the quarter and year
•Strong balance sheet with $109 million of cash on hand and no debt as of December 31, 2025
•Repurchased over 800,000 shares, or 2.5% of common stock outstanding in the fourth quarter
•Reduced US headcount by 21% in 2025, driving cost savings through our India center of excellence

“In addition to a challenging market backdrop, particularly for travel staffing, our performance last year was certainly impacted by the protracted merger process. As we enter 2026 unencumbered and laser focused, I’m encouraged, not just by the signs of an improving market, but also by the returns from the investments and actions we have taken already,” said Kevin C. Clark, Co-Founder, Chairman, and CEO. He continued, “The engine of our growth is centered around our proprietary technology Intellify® and along with strategic investments in revenue producers and the leverage of our robust balance sheet, I believe we will see sequential progression throughout 2026. Our goal is to exit the year at a revenue run-rate north of $1 billion and a profit margin between four and five percent.”

Fourth quarter consolidated revenue was $236.8 million, a decrease of 24% year-over-year and 5% sequentially. Consolidated gross profit margin was 20.3%, up 30 basis points year-over-year and down 10 basis points sequentially. Net loss attributable to common stockholders was $82.9 million, as compared to a net loss of $3.8 million in the prior year and a net loss of $4.8 million in the prior quarter. The current period net loss was primarily driven by a goodwill and trade name impairment charge of $77.9 million as well as a $29.6 million valuation allowance against deferred tax assets. The goodwill impairment assessment and related charge was primarily triggered by the fourth quarter decline in the Company’s equity market capitalization following the termination of the Aya Merger Agreement.

Diluted earnings per share (EPS) was a net loss of $2.56, as compared to a net loss of $0.12 in the prior year and a net loss of $0.15 in the prior quarter. Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) was $4.1 million, or 1.7% of revenue, as compared with $9.3 million, or 3.0% of revenue, in the prior year, and $6.5 million, or 2.6% of revenue, in the prior quarter. Adjusted EPS was $(0.06), as compared to $0.04 in the prior year and $0.03 in the prior quarter.

For the year ended December 31, 2025, consolidated revenue was $1.1 billion, a decrease of 22% year-over-year. Consolidated gross profit margin was 20.3%, down 10 basis points year-over-year. Net loss attributable to common stockholders was $94.9 million, or $2.93 per diluted share, as compared to a net loss of $14.6 million, or $0.44 per diluted share, in the prior year. Adjusted EBITDA was $26.8 million, or 2.5% of revenue, as compared to $49.1 million, or 3.7% of revenue, in the prior year. Adjusted EPS was $0.02, as compared to $0.46 in the prior year.

Quarterly Business Segment Highlights
Nurse and Allied Staffing

Revenue was $194.2 million, a decrease of 24% year-over-year and 4% sequentially. Contribution income was $12.6 million, as compared to $20.3 million in the prior year and $14.2 million in the prior quarter. Average field contract personnel on a full-time equivalent (FTE) basis was 6,318, as compared with 7,621 in the prior year and 6,371 in the prior quarter. Revenue per FTE per day was $333, as compared to $363 in the prior year and $343 in the prior quarter.
Physician Staffing

Revenue was $42.5 million, a decrease of 20% year-over-year and 12% sequentially. Contribution income was $3.3 million, as compared to $3.5 million in the prior year and $4.3 million in the prior quarter. Total days filled were 18,599, as compared with 25,427 in the prior year and 20,695 in the prior quarter. Revenue per day filled was $2,286, as compared with $2,085 in the prior year and $2,324 in the prior quarter.

Cash Flow and Balance Sheet Highlights

Net cash provided by operating activities for the three months ended December 31, 2025 was $18.2 million, as compared to $24.2 million for the three months ended December 31, 2024 and $20.1 million for the three months ended September 30, 2025. For the year ended December 31, 2025, net cash provided by operating activities was $48.3 million, as compared to $120.1 million in the prior year.

In connection with its termination of the Aya Merger Agreement, a termination fee of $20.0 million was paid to the Company during the fourth quarter. The Company recorded the Aya termination fee within operating cash flows for the three months and year ended December 31, 2025. The net cash operating inflows associated with the Aya Merger were $14.2 million and $5.8 million for the three months and year ended December 31, 2025, respectively.

During the fourth quarter, the Company repurchased a total of 0.8 million shares of its common stock for an aggregate price of $6.5 million, at an average market price of $8.10 per share. As of December 31, 2025, the Company had 31.7 million unrestricted shares outstanding and $34.0 million remaining for share repurchase.

At December 31, 2025, the Company had $108.7 million in cash and cash equivalents with no debt outstanding. There were no borrowings drawn under its revolving senior secured asset-based credit facility (ABL). As of December 31, 2025, borrowing base availability under the ABL was $114.6 million, with $96.3 million of availability net of $18.3 million of letters of credit.

Outlook for First Quarter 2026

The guidance below applies to management’s expectations for the first quarter of 2026.

	Q1 2026 Range	Year-over-Year	Sequential
		Change	Change

Revenue	$235 million - $240 million	(20)% - (18)%	(1)% - 1%

Adjusted EBITDA*	$4.0 million - $5.0 million	(54)% - (42)%	(2)% - 23%

Adjusted EPS*	$(0.06) - $(0.04)	$(0.12) - $(0.10)	$0 - $0.02
* Refer to discussion of non-GAAP financial measures and the reconciliation tables below.

The above estimates are based on current management expectations and, as such, are forward-looking and actual results may differ materially. The above ranges do not include the potential impact of any future divestitures, mergers, acquisitions, or other business combinations, changes in debt structure, or future significant share repurchases.

INVITATION TO CONFERENCE CALL

The Company will hold its quarterly conference call on Wednesday, March 4, 2026, at 5:00 P.M. Eastern Time to discuss its fourth quarter and full year 2025 financial results. This call will be webcast live and can be accessed at the Company’s website at ir.crosscountry.com or by dialing 800-369-2163 from anywhere in the U.S. or by dialing 773-756-4715 from non-U.S. locations - Passcode: Cross Country. A replay of the webcast will be available from March 4th through March 18th on the Company’s website and a replay of the conference call will be available by telephone by calling 866-360-7724 from anywhere in the U.S. or 203-369-0176 from non-U.S. locations - Passcode: 2047.

ABOUT CROSS COUNTRY HEALTHCARE

Cross Country Healthcare, Inc. (Nasdaq: CCRN) is a healthcare workforce solutions company delivering an AI-powered digital platform and advisory services, backed by nearly 40 years of healthcare labor expertise, to help health systems optimize and sustain their entire labor ecosystem.

Through Intellify®, Cross Country's cloud-based workforce management and vendor management system, health systems gain clear visibility across internal and contingent labor. Intellify® integrates with core hospital systems and brings all service lines, including non-clinical, nursing, allied health, and locums, into one centralized view. Powered by real-time analytics and AI-driven insights, Intellify® helps leaders make smarter workforce decisions, streamline operations, reduce labor costs, improve flexibility, and support high-quality outcomes.

Copies of this and other press releases, as well as additional information about the Company, can be accessed online at ir.crosscountry.com. Stockholders and prospective investors can also register to automatically receive the Company’s press releases, filings with the Securities and Exchange Commission (SEC), and other notices by e-mail.

NON-GAAP FINANCIAL MEASURES

This press release and the accompanying financial statement tables reference non-GAAP financial measures, such as gross profit margin, adjusted EBITDA, adjusted EBITDA margin, and adjusted EPS. Such non-GAAP financial measures are provided as additional information and should not be considered substitutes for, or superior to, financial measures calculated in accordance with GAAP. Such non-GAAP financial measures are provided for consistency and comparability to prior year results; furthermore, management believes such non-GAAP financial measures are useful to investors when evaluating the Company’s performance, as such non-GAAP financial measures exclude certain items that management believes are not indicative of the Company’s future operating performance. Pro forma measures, if applicable, are adjusted to include the results of our acquisitions, and exclude the results of divestments, as if the transactions occurred in the beginning of the periods mentioned. Such non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. The financial statement tables that accompany this press release include a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure and a more detailed discussion of each financial measure; as such, the financial statement tables should be read in conjunction with the presentation of these non-GAAP financial measures.

In addition, forward-looking adjusted EBITDA and adjusted EPS for the first quarter of 2026 exclude potential charges or gains that may be recorded during the fiscal year, including among other things, the potential impact of any future divestitures, mergers, acquisitions, or other business combinations, changes in debt structure, or future significant share repurchases. We have not attempted to provide reconciliations of such forward-looking non-GAAP earnings guidance to the comparable GAAP measure, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K, because the impact and timing of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of our financial performance.

FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact, including statements relating to our future results (including business trends), may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future of the Company based on current expectations and assumptions relating to the Company’s business, the economy, and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,”

“should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future performance, plans, actions, or events. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties, and changes in circumstances that are difficult to predict. Such risks and uncertainties include, among others: (i) worldwide economic or political changes that affect the markets that the Company’s businesses serve, which could have an effect on demand for the Company’s services and impact the Company’s profitability, (ii) effects from global pandemics, epidemics, or other public health crises, (iii) changes in marketplace conditions, such as alternative modes of healthcare delivery, reimbursement and customer needs, (iv) disruptions in the global credit and financial markets, including diminished liquidity and credit availability, changes in international trade agreements, including tariffs and trade restrictions, foreign currency volatility, swings in consumer confidence and spending, and the overall macroeconomic environment, (v) the functioning of our information systems and the effect of cyber security risks and cyber incidents on our business, (vi) demand for the healthcare services that we provide, both nationally and in the regions in which we operate, (vii) leadership transitions and retention of key employees, (viii) our ability to attract and retain qualified nurses, physicians, and other healthcare personnel, (ix) costs and availability of short-term housing for our travel healthcare professionals, (x) the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, and (xi) outcomes of regulatory and legal proceedings, claims, and investigations. Accordingly, actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the SEC, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and in the Company’s other filings with the SEC. The list of factors is not intended to be exhaustive.

These forward-looking statements speak only as of the date of this press release. Except as may be required by applicable law, the Company does not assume any obligation to update or revise any forward-looking statement made in this press release or that may from time to time be made by or on behalf of the Company.

Cross Country Healthcare, Inc.
Consolidated Statements of Operations
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2025	2024	2025	2025	2024

Revenue from services	$236,761	$309,940	$250,052	$1,054,293	$1,344,004
Operating expenses:
Direct operating expenses	188,779	247,948	199,125	840,722	1,069,752
Selling, general and administrative expenses	51,250	55,573	46,894	200,680	233,377
Credit loss expense (credit)	355	(228)	(861)	(441)	21,432
Depreciation and amortization	3,833	4,341	4,088	16,794	18,200
Acquisition and integration-related (income) costs	(15,577)	4,216	4,147	(3,394)	4,219
Restructuring costs	1,327	281	1,530	3,746	4,333
Legal and other losses (gains)	548	(928)	1,102	2,749	6,668
Impairment charges	77,851	2,170	—	77,851	2,888
Total operating expenses	308,366	313,373	256,025	1,138,707	1,360,869
Loss from operations	(71,605)	(3,433)	(5,973)	(84,414)	(16,865)
Other expenses (income):
Interest expense	568	608	556	2,216	2,188
Interest income	(882)	(535)	(864)	(3,129)	(2,050)
Other (income) expense, net	(46)	408	(28)	9	(605)
Loss before income taxes	(71,245)	(3,914)	(5,637)	(83,510)	(16,398)
Income tax expense (benefit)	11,684	(161)	(863)	11,342	(1,842)
Net loss attributable to common stockholders	$(82,929)	$(3,753)	$(4,774)	$(94,852)	$(14,556)

Net loss per share attributable to common stockholders - Basic	$(2.56)	$(0.12)	$(0.15)	$(2.93)	$(0.44)

Net loss per share attributable to common stockholders - Diluted	$(2.56)	$(0.12)	$(0.15)	$(2.93)	$(0.44)

Weighted average common shares outstanding:
Basic	32,334	32,338	32,524	32,409	33,379
Diluted	32,334	32,338	32,524	32,409	33,379

Cross Country Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited, amounts in thousands)

	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2025	2024	2025	2025	2024
Adjusted EBITDA:[a]
Net loss attributable to common stockholders	$(82,929)	$(3,753)	$(4,774)	$(94,852)	$(14,556)
Interest expense	568	608	556	2,216	2,188
Income tax expense (benefit)[b]	11,684	(161)	(863)	11,342	(1,842)
Depreciation and amortization	3,833	4,341	4,088	16,794	18,200
Acquisition and integration-related (income) costs[c]	(15,577)	4,216	4,147	(3,394)	4,219
Restructuring costs[d]	1,327	281	1,530	3,746	4,333
Severance costs - executive transition[e]	6,035	—	—	6,035	—
Legal, bankruptcy, and other losses (gains)[f]	548	(928)	1,102	2,749	26,041
Impairment charges[g]	77,851	2,170	—	77,851	2,888
Loss on disposal of fixed assets	57	86	—	62	86
Gain on lease termination	(121)	—	—	(121)	—
Interest income	(882)	(535)	(864)	(3,129)	(2,050)
Other expense (income), net	18	322	(28)	68	(691)
Equity compensation	1,117	1,698	766	4,071	6,025
System conversion costs[h]	538	926	864	3,363	4,232
Adjusted EBITDA[a]	$4,067	$9,271	$6,524	$26,801	$49,073
Adjusted EBITDA margin[a]	1.7%	3.0%	2.6%	2.5%	3.7%

Adjusted EPS:[i]
Numerator:
Net loss attributable to common stockholders	$(82,929)	$(3,753)	$(4,774)	$(94,852)	$(14,556)
Non-GAAP adjustments - pretax:
Acquisition and integration-related ( income) costs[c]	(15,577)	4,216	4,147	(3,394)	4,219
Restructuring costs[d]	1,327	281	1,530	3,746	4,333
Severance costs - executive transition[e]	6,035	—	—	6,035	—
Legal, bankruptcy, and other losses (gains)[f]	548	(928)	1,102	2,749	26,041
Impairment charges[g]	77,851	2,170	—	77,851	2,888
Other expense (income), net	—	311	—	—	(804)
System conversion costs[h]	538	926	864	3,363	4,232
Nonrecurring income tax adjustments[j]	29,449	—	—	29,449	—
Tax impact of non-GAAP adjustments	(19,296)	(1,843)	(2,011)	(24,456)	(10,867)
Adjusted net income attributable to common stockholders - non-GAAP	$(2,054)	$1,380	$858	$491	$15,486

Denominator:
Weighted average common shares - basic, GAAP	32,334	32,338	32,524	32,409	33,379
Dilutive impact of share-based payments	77	68	—	98	133
Adjusted weighted average common shares - diluted, non-GAAP	32,411	32,406	32,524	32,507	33,512

Reconciliation:
Diluted EPS, GAAP	$(2.56)	$(0.12)	$(0.15)	$(2.93)	$(0.44)
Non-GAAP adjustments - pretax:
Acquisition and integration-related (income) costs[c]	(0.48)	0.13	0.13	(0.10)	0.13
Restructuring costs[d]	0.04	0.01	0.05	0.12	0.13
Severance costs - executive transition[e]	0.18	—	—	0.18	—
Legal, bankruptcy, and other losses (gains)[f]	0.02	(0.03)	0.03	0.08	0.77
Impairment charges[g]	2.41	0.07	—	2.41	0.09
Other expense (income),net	—	0.01	—	—	(0.02)
System conversion costs[h]	0.02	0.03	0.03	0.11	0.13
Nonrecurring income tax adjustments[j]	0.91	—	—	0.91	—
Tax impact of non-GAAP adjustments	(0.60)	(0.06)	(0.06)	(0.76)	(0.33)
Adjustment for change in dilutive shares	—	—	—	—	—
Adjusted EPS, non-GAAP[i]	$(0.06)	$0.04	$0.03	$0.02	$0.46

Cross Country Healthcare, Inc.
Consolidated Balance Sheets
(Unaudited, amounts in thousands)

	December 31,	December 31,
	2025	2024

Assets
Current assets:
Cash and cash equivalents	$108,738	$81,633
Accounts receivable, net	167,512	223,238
Income taxes receivable	3,594	10,389
Prepaid expenses	7,561	7,848
Insurance recovery receivable	4,851	9,255
Other current assets	1,333	2,637
Total current assets	293,589	335,000
Property and equipment, net	27,775	28,850
Operating lease right-of-use assets	2,206	2,468
Goodwill	63,803	135,060
Other intangible assets, net	27,635	42,186
Deferred tax assets	—	8,104
Insurance recovery receivable	14,859	20,928
Cloud computing	14,028	10,846
Deferred compensation asset	2,938	2,889
Other assets	2,118	2,920
Total assets	$448,951	$589,251

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$46,034	$64,946
Accrued compensation and benefits	28,378	47,646
Operating lease liabilities	1,163	2,089
Earnout liability	—	4,411
Other current liabilities	2,181	1,310
Total current liabilities	77,756	120,402
Operating lease liabilities	1,155	1,782
Deferred tax liabilities	2,522	566
Accrued claims	30,028	34,425
Uncertain tax positions	10,427	10,117
Deferred compensation liability	2,590	2,926
Other liabilities	1,651	74
Total liabilities	126,129	170,292

Commitments and contingencies

Stockholders' equity:
Common stock	3	3
Additional paid-in capital	201,172	202,338
Accumulated other comprehensive loss	(1,560)	(1,441)
Retained earnings	123,207	218,059
Total stockholders' equity	322,822	418,959
Total liabilities and stockholders' equity	$448,951	$589,251

Cross Country Healthcare, Inc.
Segment Data[k]
(Unaudited, amounts in thousands)

	Three Months Ended						Year-over-Year	Sequential
	December 31,	% of	December 31,	% of	September 30,	% of	% change	% change
	2025	Total	2024	Total	2025	Total	Fav (Unfav)	Fav (Unfav)

Revenue from services:
Nurse and Allied Staffing	$194,238	82%	$256,929	83%	$201,950	81%	(24)%	(4)%
Physician Staffing	42,523	18%	53,011	17%	48,102	19%	(20)%	(12)%
	$236,761	100%	$309,940	100%	$250,052	100%	(24)%	(5)%

Contribution income:[l]
Nurse and Allied Staffing	$12,552		$20,347		$14,230		(38)%	(12)%
Physician Staffing	3,310		3,549		4,320		(7)%	(23)%
	15,862		23,896		18,550		(34)%	(14)%

Corporate overhead[m]	19,485		17,249		13,656		(13)%	(43)%
Depreciation and amortization	3,833		4,341		4,088		12%	6%
Restructuring costs[d]	1,327		281		1,530		(372)%	13%
Legal and other losses (gains)[n]	548		(928)		1,102		(159)%	50%
Impairment charges[g]	77,851		2,170		—		NM	(100.0)%
Acquisition and integration-related (income) costs[c]	(15,577)		4,216		4,147		469%	476%
Loss from operations	$(71,605)		$(3,433)		$(5,973)		NM	NM

	Year Ended						Year-over-Year
	December 31,	% of	December 31,	% of			% change
	2025	Total	2024	Total			Fav (Unfav)

Revenue from services:
Nurse and Allied Staffing	$862,784	82%	$1,145,419	85%			(25)%
Physician Staffing	191,509	18%	198,585	15%			(4)%
	$1,054,293	100%	$1,344,004	100%			(22)%

Contribution income:[l]
Nurse and Allied Staffing	$57,913		$72,601				(20)%
Physician Staffing	16,236		15,349				6%
	74,149		87,950				(16)%

Corporate overhead[m]	60,817		68,507				11%
Depreciation and amortization	16,794		18,200				8%
Restructuring costs[d]	3,746		4,333				14%
Legal and other losses[n]	2,749		6,668				59%
Impairment charges[g]	77,851		2,888				NM
Acquisition and integration-related income (costs)[c]	(3,394)		4,219				180%
Loss from operations	$(84,414)		$(16,865)				(401)%

NM - Not meaningful

Cross Country Healthcare, Inc.
Summary Condensed Consolidated Statements of Cash Flows
(Unaudited, amounts in thousands)

	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2025	2024	2025	2025	2024

Net cash provided by operating activities	$18,239	$24,234	$20,114	$48,251	$120,116
Net cash used in investing activities	(2,117)	(2,531)	(2,191)	(8,161)	(8,714)
Net cash used in financing activities	(6,519)	(4,077)	(6)	(13,006)	(46,849)
Effect of exchange rate changes on cash	3	(14)	22	21	(14)
Change in cash and cash equivalents	9,606	17,612	17,939	27,105	64,539
Cash and cash equivalents at beginning of period	99,132	64,021	81,193	81,633	17,094
Cash and cash equivalents at end of period	$108,738	$81,633	$99,132	$108,738	$81,633

Cross Country Healthcare, Inc.
Other Financial Data
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2025	2024	2025	2025	2024

Revenue from services	$236,761	$309,940	$250,052	$1,054,293	$1,344,004
Less: Direct operating expenses	188,779	247,948	199,125	840,722	1,069,752
Gross profit	$47,982	$61,992	$50,927	$213,571	$274,252
Consolidated gross profit margin[o]	20.3%	20.0%	20.4%	20.3%	20.4%

Nurse and Allied Staffing statistical data:
FTEs[p]	6,318	7,621	6,371	6,784	8,205
Average Nurse and Allied Staffing revenue per FTE per day[q]	$333	$363	$343	$346	$378

Physician Staffing statistical data:
Days filled[r]	18,599	25,427	20,695	84,213	97,888
Revenue per day filled[s]	$2,286	$2,085	$2,324	$2,274	$2,029

(a)    Adjusted EBITDA, a non-GAAP financial measure, is defined as net income (loss) attributable to common stockholders before interest expense, income tax expense (benefit), depreciation and amortization, acquisition and integration-related (benefits) costs, restructuring (benefits) costs, certain severance costs, legal and other losses, customer bankruptcy loss, impairment charges, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on disposal of fixed assets, gain or loss on lease termination, gain or loss on sale of business, interest income, other expense (income), net, equity compensation, and system conversion costs. Adjusted EBITDA is not and should not be considered a measure of financial performance under GAAP. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to net income (loss) attributable to common stockholders as an indicator of operating performance. Management uses Adjusted EBITDA for planning purposes and as one performance measure in its incentive programs for certain members of its management team. Adjusted EBITDA, as defined, closely matches the operating measure as defined by the Company’s credit facilities. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by the Company’s consolidated revenue.
(b)    Income tax expense for the three months and year ended December 31, 2025 includes $29.4 million of expense related to the establishment of nonrecurring valuation allowances on the Company’s deferred tax assets.
(c)    Acquisition and integration-related (income) costs are related to the Aya Merger, and include the Aya termination fee of $20.0 million paid by Parent to the Company in December 2025 upon Parent’s termination of the Aya Merger Agreement, and associated fees paid by the Company in the fourth quarter of 2024 and throughout 2025.
(d)     Restructuring costs were primarily comprised of employee termination costs, lease-related exit costs, and reorganization costs as part of planned cost savings initiatives.

(e)    Severance costs - executive transition relates to the former Chief Executive Officer's separation from the Company in December 2025 and consists of various severance payments pursuant to the General Release executed December 31, 2025.
(f)    Includes legal costs and other settlement charges as presented on the consolidated statements of operations and losses pertaining to matters outside the normal course of operations. The Company incurred a settlement expense of $1.2 million, and recorded a $1.8 million recovery related to a previous loss, in the fourth quarter of 2024, and incurred $19.4 million of credit loss expense, driven by a bankruptcy filing by a single MSP customer, for the year ended December 31, 2024.
(g)    Impairment charges for the three months and year ended December 31, 2025 included non-cash goodwill impairment charges related to the Company’s Nurse and Allied and Physician Staffing segments, primarily triggered by the fourth quarter decline in the Company’s equity market capitalization. Impairment charges for the year ended December 31, 2024 primarily related to right-of-use assets and related property in connection with vacated leases during 2024, as well as the write-off of goodwill and intangible assets associated with the impairment of a previous asset acquisition.
(h)    System conversion costs include enterprise resource planning system costs related to the upgrading and integrating of our middle and back-office platforms, with certain development costs capitalized and amortized in accordance with the Company’s policies.
(i)     Adjusted EPS, a non-GAAP financial measure, is defined as net income (loss) attributable to common stockholders per diluted share before the diluted EPS impact of acquisition and integration-related (benefits) costs, restructuring (benefits) costs, certain severance costs, legal and other losses, customer bankruptcy loss, impairment charges, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on sale of business, system conversion costs, and nonrecurring income tax adjustments. Adjusted EPS is not and should not be considered a measure of financial performance under GAAP. Management presents Adjusted EPS because it believes that Adjusted EPS is a useful supplement to its reported EPS as an indicator of operating performance. Management believes Adjusted EPS provides a more useful comparison of the Company’s underlying business performance from period to period and is more representative of the future earnings capacity of the Company than EPS. Quarterly non-GAAP adjustment may vary due to rounding.
(j)    Nonrecurring income tax adjustment for the three months and year ended December 31, 2025 includes $29.4 million of expense related to the establishment of nonrecurring valuation allowances on the Company’s deferred tax assets.
(k)     Segment data is provided in accordance with the Segment Reporting Topic of the Financial Accounting Standards Board Accounting Standards Codification.
(l)     Contribution income is defined as income (loss) from operations before depreciation and amortization, acquisition and integration-related (benefits) costs, restructuring (benefits) costs, legal and other (gains) losses, impairment charges, and corporate overhead. Contribution income is a financial measure used by management when assessing segment performance.
(m)    Corporate overhead includes unallocated executive leadership and other centralized corporate functional support costs such as finance, IT, legal,    human resources, and marketing, as well as public company expenses and Company-wide projects (initiatives).
(n)    Legal and other losses (gains) include legal costs and other settlement charges as presented on the consolidated statements of operations and losses pertaining to matters outside the normal course of operations.
(o)     Gross profit is defined as revenue from services less direct operating expenses. The Company’s gross profit excludes allocated depreciation and amortization expense. Gross profit margin is calculated by dividing gross profit by revenue from services.
(p)    FTEs represent the average number of Nurse and Allied Staffing contract personnel on a full-time equivalent basis.
(q)    Average revenue per FTE per day is calculated by dividing the Nurse and Allied Staffing revenue, excluding permanent placement, per FTE by the number of days worked in the respective periods.
(r)    Days filled is calculated by dividing the total hours invoiced during the period, including an estimate for the impact of accrued revenue, by eight hours.
(s)    Revenue per day filled is calculated by dividing revenue as reported by days filled for the period presented.

Cross Country Healthcare, Inc.
William J. Burns, 561-237-2555
Executive Vice President & Chief Financial Officer
wburns@crosscountry.com

Source: Cross Country Healthcare, Inc.